Phillips Edison Grocery Center REIT III Acquires Northern Virginia Shopping Center

Transaction Marks First Acquisition in 2019

CINCINNATI, OH, January 14, 2019 - Phillips Edison Grocery Center REIT III, Inc. (“PECO III”), a real estate investment trust (“REIT”) focused on acquiring and owning well-occupied grocery-anchored shopping centers, today announced the acquisition of Ashburn Farm Market Center (“Ashburn Farm”), a 92,000-square-foot shopping center in Ashburn, Virginia. The purchase marks the first acquisition made this year by PECO III, bringing its total portfolio to six properties representing approximately 563,000 square feet.

Ashburn Farm is anchored by a 49,000-square-foot Giant grocery store and features a dynamic mix of leading national and regional tenants, including AT&T, Domino’s Pizza, Mathnasium, Starbucks, Subway, The Little Gym and The UPS Store. The shopping center sits 33 miles west of Washington, D.C., in a vibrant, affluent and densely populated community that is expected to see significant growth through 2022.

“Ashburn Farm exemplifies our strategy of investing in well-occupied grocery-anchored shopping centers located in thriving markets nationwide,” said Mark Addy, President and Chief Operating Officer of Phillips Edison Grocery Center REIT III. “The Washington, D.C., market represents one of the nation’s fastest-growing regions, and we expect to see continued expansion in Northern Virginia specifically as the Silver Line Rail extension and launch of Amazon HQ2 contribute to additional population growth over the next few years.”

PECO III has a robust acquisitions pipeline from which it continues to source opportunities to acquire high-quality grocery-anchored shopping centers diversified by grocer, geography and tenancy.

About Phillips Edison Grocery Center REIT III, Inc.
Phillips Edison Grocery Center REIT III, Inc. is a public non-traded REIT that seeks to acquire and manage well-occupied grocery-anchored neighborhood shopping centers having a mix of national and regional retailers selling necessity-based goods and services, in strong demographic markets throughout the United States. PECO III is co-sponsored by Phillips Edison & Company, Inc. and Griffin Capital Company, LLC. For more information, please visit, www.grocerycenterreit3.com.

About Griffin Capital Company, LLC
Griffin Capital Company is a leading alternative investment asset manager that, as of September 30, 2018, owned, managed, sponsored or co-sponsored approximately $11.2 billion in assets. Founded in 1995, the privately held firm is led by a seasoned team of senior executives with more than two decades of investment and real estate experience and who collectively have executed more than 650 transactions valued at over $22 billion.

The firm manages, sponsors or co-sponsors a suite of carefully curated, institutional quality investment solutions distributed by Griffin Capital Securities, LLC to retail investors through a community of partners, including independent and insurance broker-dealers, wirehouses, registered investment advisory firms and the financial advisors who work with these enterprises.

Forward-Looking Statements
Certain statements contained in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the company intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained therein. Such statements include statements about PECO III’s plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of PECO III’s performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “strategy,” “expect,” “continue,” “seeks,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. PECO III makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this release, and does not intend, and undertakes no obligation, to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

Investors:

Phillips Edison Grocery Center REIT III, Inc.
Michael Koehler, Director of Investor Relations
513-338-2743
InvestorRelations@phillipsedison.com

Media:

Cherilyn Megill
Phillips Edison & Company
801-415-4373
cmegill@phillipsedison.com

Megan Kivlehan
ICR
646-677-1807
pecopr@icrinc.com

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